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                                 UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSIONOMB APPROVAL
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               ValueClick, Inc.
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              (Exact name of registrant as specified in its charter)

                Delaware                                 77-0495335
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

6450 Via Real, Carpinteria, California                           93013
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(Address of principal executive offices)                       (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                Name of each exchange on which
        to be so registered                each class is to be registered

              None                                        N/A
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this form relates to the registration of a class of securities pursuant
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

Securities Act registration statement file number to which this form relates: 333-88765 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.001 par value per share
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                               (Title of Class)

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                               (Title of Class)

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 per share (the "Common Stock"), of ValueClick, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" at page 62 of the Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-88765 (the "Registration Statement"), as filed with the Securities and Exchange Commission, is incorporated herein by this reference.

ITEM 2.  EXHIBITS.

     The following documents are included as Exhibits to Registrant's Registration Statement on Form S-1 (Registration No. 333-88765) and incorporated herein by this reference:


        Exhibit Description                           Form S-1 Exhibit Number
        -------------------                           -----------------------
(a)   Amended and Restated Certificate of
      Incorporation of Registrant                                3.1

(b)   Bylaws of the Registrant                                   3.2

(c)   Specimen common stock certificate of the
      Registrant                                                 4.2

(d)   Investor Rights Agreement, dated as of
      February 28, 2000, by and between the Registrant
      and DoubleClick, Inc.                                    10.29

(e)   Voting Agreement, dated February 28, 2000, by
      and among the Registrant, Michael J. Bueno,
      Brian Coryat, Steven J. Umberger, and James R.
      Zarley and DoubleClick, Inc.                             10.30

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                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)     ValueClick, Inc.
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Date             March 28, 2000
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By               /s/ Kurt A. Johnson
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                 Kurt A. Johnson, Chief Financial Officer